Exhibit 10.6.1

FIRST AMENDMENT TO,  LIMITED WAIVER AND
CONSENT UNDER CREDIT AGREEMENT

THIS FIRST AMENDMENT TO, LIMITED WAIVER AND CONSENT UNDER CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 23, 2011, by and between GREENWAY MEDICAL TECHNOLOGIES, INC., a Georgia corporation, as the borrower (the “Borrower”), each of the lenders party hereto (collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as the administrative agent (together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of March 22, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders have extended certain financial accommodations to the Borrower;

WHEREAS, the Borrower intends to make an Investment in an aggregate amount not to exceed $4,000,000 by acquiring various assets and functionalities of the CHC technology and product portfolio from CySolutions, Inc. (the “CySolutions Acquisition”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement and consent to the CySolutions Acquisition as set forth herein; and

WHEREAS, the Administrative Agent and the Lenders have agreed to the Borrower’s request upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  All capitalized terms used herein and in the above recitals and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.

Consent. Notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Section 7.02 of the Credit Agreement) and the other Loan Documents, the Lenders hereby consent to the CySolutions Acquisition so long as: (a) the $4,000,000 purchase price for the CySolutions Acquisition consists of not more than a $1,000,000 earn-out and the balance of cash;  (b) the CySolutions Acquisition is consummated no later than December 31, 2011; (c)   substantially contemporaneously with the consummation of the CySolutions Acquisition, Borrower delivers to the Administrative Agent a certificate of Borrower signed by a Responsible Officer of Borrower certifying that (i) after giving effect to the CySolutions Acquisition, the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit

Agreement have been satisfied; and (ii) a true, correct, and complete copy of the documentation evidencing the CySolutions Acquisition (together with all schedules, exhibits, annexes, and other attachments and all amendments, restatements, supplements, and other modifications to the same as of the date thereof) is attached thereto.

3.

Amendments to Credit Agreement.

(a)

The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended and restated to read, in its entirety, as follows:

“Change of Control”  means, with respect to any Person, an event or series of events by which:

(a)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)

during any period of 6 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)

any individual(s) or entity(s) acting in concert (other than shareholders of the Borrower on the Closing Date) shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities

; provided, however, that the consummation of the Initial Offer Transaction in accordance with the terms hereof shall not constitute a Change of Control.

(b)

The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c)

Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms to Section 1.01 thereof in appropriate alphabetic order:

“CySolutions Acquisition” shall mean that certain acquisition by Borrower of various assets and functionalities of the CHC technology and product portfolio from CySolutions, Inc., in an aggregate amount not to exceed $4,000,000.

“Initial Offer Transaction” shall mean a bona fide underwritten sale to the public of common stock of the Borrower pursuant to a Form S-1 Registration Statement that is declared effective by the Securities and Exchange Commission.

“Interest Coverage Ratio” shall mean, for any date of determination, the ratio of (a) EBITDA to (b) Interest Expense.

“Interest Expense” shall mean, for any period, the sum of all cash interest paid or payable with respect to outstanding debt for borrowed money of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such outstanding debt for borrowed money, together with all fees required to be accounted for as an interest expense in accordance with GAAP paid or payable in respect of such outstanding debt for borrowed money during such period (including commitment fees payable with respect to the Obligations, but specifically excluding (a) fees paid during previous periods but amortized during the current period in accordance with GAAP and (b) syndication and upfront fees associated with the closing of this Agreement or any amendment to any Loan Document), calculated in accordance with GAAP.

“Permitted Acquisition” shall mean an acquisition by the Borrower or any Subsidiary of Borrower, so long as each of the following conditions precedent shall have been satisfied on or before the date such acquisition is consummated:

(a)

the Administrative Agent shall have received ten (10) Business Days’ prior written notice of such acquisition;

(b)

the Administrative Agent shall have received a certificate from the Borrower to the effect that, after giving effect to such acquisition, (A) all of the representations and warranties of the Borrower and its Subsidiaries under this Agreement and the other Loan Documents (except to the extent relating specifically to a specific prior date), shall be true and correct at such time, both before and after giving effect to such acquisition, after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties; (B) no Default or Event of Default hereunder shall exist at the time of such acquisition or be caused thereby; (C) calculations evidencing the Borrower’s compliance on the date of such acquisition on a pro forma basis with the covenants set forth in Sections 6.12(a)-(b) hereof with respect to the covenant levels at the time of the financial statements most recently delivered, before and after giving pro forma effect to the acquisition and Loans to be made in connection with such acquisition and interest to accrue thereon, are set forth in such certificate; and (D) calculations evidencing that the business to be acquired has positive EBITDA for the immediately preceeding twelve month period;

(c)

the assets so acquired or, as the case may be, the assets of the Person so acquired shall be in the lines of business of the Borrower carried on by the Borrower on the Closing Date and businesses related, complementary or incidental thereto;

(d)

the total consideration (including cash, assumption of Indebtedness, seller earnest money paid, seller notes and earn-outs and non-cash consideration, and net of acquired cash and Cash Equivalents) for (A) any such acquisition shall not exceed $6,000,000 and (B) all such acquisitions (including, for the avoidance of doubt, the CySolutions Acquisition) shall not exceed $12,000,000 in the aggregate during the term of this Agreement; and

(e)

the Borrower shall have delivered such documents and instruments relating to such acquisition as described in Section 6.13 hereof or otherwise required herein, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent.

(d)

Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.02

Investments. Make any Investments, except:

(a)

Investments held by Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

(b)

advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)

Investments of Borrower in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in Borrower or in another wholly-owned Subsidiary;

(d)

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)

Guarantees permitted by Section 7.03; and

(f)

Permitted Acquisitions.

(e)

Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.06

Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)

each Subsidiary may make Restricted Payments to Borrower, Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)

Borrower and each Subsidiary may declare and make dividend payments or other distributions or payments payable solely in the common stock or other common Equity Interests of such Person;

(c)

Borrower and each Subsidiary may purchase, redeem or otherwise acquire or make payments in respect of Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(d)

Borrower may issue Equity Interests (i) to shareholders of the Borrower, as existing on the Closing Date, (ii) in connection with the Initial Offer Transaction, (iii) in connection with an employee stock incentive plan, not to exceed, in the aggregate, 10% of Borrower’s Equity Interests and (iv) to other third parties, not to exceed, in the aggregate, 5% of Borrower’s Equity Interests.

(f)

Section 6.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)

Interest Coverage Ratio.  Maintain on a consolidated basis an Interest Coverage Ratio of at least 3.00:1.0.

This ratio will be calculated at the end of each quarterly reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.”

4.

Limited Waiver.  The Borrower hereby acknowledges and agrees that the Borrower failed to maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.35:1.0 for the fiscal quarters ending March 31, 2011 and June 30, 2011, as required by Section 6.12(b) of the Credit Agreement, each of which constituted an Event of Default under Section 8.01(b)  of the Credit Agreement (collectively, the “Specified Events of Default”).  Effective upon the satisfaction of the conditions to effectiveness set forth in Section 6 hereof, the Administrative Agent and Lenders hereby waive the Specified Events of Default.

5.

Representations and Warranties.  The Borrower hereby represents and warrants to and in favor of the Administrative Agent and the Lenders as follows:

(a)

each representation and warranty set forth in Article V of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (i) waived hereby, (ii) previously fulfilled in accordance with the terms of the Credit Agreement, as amended hereby or (iii) relating specifically to the Closing Date or otherwise inapplicable;

(b)

the Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c)

this Amendment has been duly authorized, validly executed and delivered by one or more Responsible Officers of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:  (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower);

(d)

the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with any Organization Documents of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are bound; and

(e)

all Necessary Authorizations with respect to the Initial Offer Transaction are in full force and effect and there is no ongoing investigation or inquiry by any Governmental Authority regarding the Initial Offer Transaction.

6.

Conditions Precedent to Effectiveness of Amendment.  This amendment shall be effective as of September 23, 2011, upon satisfaction of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent, as applicable:

(a)

all of the representations and warranties of the Borrower under Section 5 hereof which are made as of the date hereof, shall be true and correct in all material respects; and

(b)

execution and delivery of this Amendment by each of the Borrower, the Administrative Agent, and the Lenders.

7.

Conditions Subsequent to Amendment.  On or immediately prior to the consummation of the Initial Offer Transaction, Borrower shall deliver to the Administrative Agent all documents, agreements, instruments and other writings executed or delivered in connection with the Initial Offer Transaction.

8.

Effect of Amendment; No Novation.  Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Borrower to the Administrative Agent and the Lenders, and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement.  The terms of this Amendment are not intended to and do not serve as a novation as to the Credit Agreement, any Note or the indebtedness evidenced thereby.  The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith.  Instead it is the express intention to affirm the Credit Agreement and the security created thereby. The amendments and waivers agreed to herein shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement in the future.

9.

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission, Adobe Corporation’s Portable Document Format, or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

10.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

11.

Loan Document.  For avoidance of doubt, the Borrower, the Administrative Agent, and the Lenders hereby acknowledge and agree that this Amendment is a Loan Document.

12.

No Default.  To induce the Administrative Agent and the Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (a) except for the Specified

Events of Default, no Default or Event of Default and (b) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent or any Lenders under the Credit Agreement or any other Loan Document.

13.

Further Assurances.  The Borrower agrees to take, at Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

14.

Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

15.

Recitals Incorporated Herein.  The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

16.

Section References.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

17.

GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

BORROWER:	GREENWAY MEDICAL TECHNOLOGIES, INC. By: /s/ James A. Cochran Name: James A. Cochran Title: CFO (SEAL)

 [GREENWAY – FIRST AMENDMENT TO, LIMITED WAIVER
AND CONSENT UNDER CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as the Administrative Agent By: /s/ Thomas M. Paulk Name: Thomas M. Paulk Title: Senior Vice President (SEAL)
LENDERS:	BANK OF AMERICA, N.A., as a Lender By: /s/ Thomas M. Paulk Name: Thomas M. Paulk Title: Senior Vice President (SEAL)

[GREENWAY FIRST AMENDMENT TO, LIMITED WAIVER
AND CONSENT UNDER CREDIT AGREEMENT]